EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Consumer Portfolio Services, Inc., file number 333-135357, of our report, dated February 24, 2006 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2005. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ McGladrey and Pullen, LLP

Irvine, CA
July 18, 2006